FOR IMMEDIATE RELEASE
Lisa Mueller THQ Investor Relations 818/871-5125 Angela Emery THQ Media Relations 818/871-8650

THQ REPORTS FISCAL 2012 SECOND QUARTER RESULTS
Company Exceeds Second Quarter Guidance
Holiday Slate Expected to Drive Biggest Quarter in Company History

AGOURA HILLS, Calif., Nov. 2, 2011 -- THQ Inc. (NASDAQ: THQI) today reported financial results for the fiscal 2012 second quarter ended September 30, 2011.

For the three months ended September 30, 2011, THQ reported net sales of $146.0 million, compared with $77.1 million in the prior-year period. On a non-GAAP basis, for the three months ended September 30, 2011, the company reported net sales of $119.6 million, compared with $70.4 million a year ago.

For the three months ended September 30, 2011, the company reported a net loss of $92.4 million, or $1.35 per diluted share, compared with a net loss of $47.0 million, or $0.69 per diluted share, in the prior-year period. On a non-GAAP basis, for the three months ended September 30, 2011, the company reported a net loss of $46.9 million, or $0.69 per diluted share, compared with a non-GAAP net loss of $40.6 million, or $0.60 per diluted share, in the same period a year ago.

A reconciliation of non-GAAP to GAAP results is provided in the accompanying financial tables, and a supplemental consolidated reconciliation can be found at http://investor.thq.com.

“We are encouraged that our second quarter performance exceeded our expectations, particularly in a quarter with a light release schedule,” said Brian Farrell, THQ President and Chief Executive Officer. “Our two biggest quarters of the year remain ahead of us, and we are focused on execution. In Q3 we are planning for the largest quarter in our history, in terms of sales and earnings, driven by Saints Row: The Third, the uDraw GameTablet, and WWE '12. With UFC Undisputed 3 launching in the fourth quarter, we are well-positioned to deliver a strong second half of fiscal 2012.”

Fiscal 2012 Second Quarter Highlights and Recent Developments

•	THQ released Warhammer® 40,000®: Space Marine®. According to NPD, it was a Top 10 title in North America in September.

•
The company announced the next installment of the Homefront® franchise to be developed by Crytek, the creators of multiple award-winning first person shooters. The Homefront sequel is currently scheduled for release in fiscal 2014.

•
THQ completed the previously-announced realignment of its internal studios to narrow its focus on key strategic initiatives and franchises, and to properly align resources with its upcoming slate of games.

•	The company finalized a new asset-based credit facility with Wells Fargo Capital Finance, LLC. Under the new facility, the company may borrow up to $75 million during the current peak sales period.

Digital Highlights

•
THQ's digital revenues for the six months ended September 30, 2011 were 68 percent higher than the same period one year ago. The company continues to expect strong growth in digital revenues year-over-year in fiscal 2012.

•
The company launched its THQ.com website with new functionalities, user interface, and e-commerce features. New connectivity features will be introduced as THQ builds its online community and extends the game experience through game-to-web technology.

•
The closed beta for THQ's Margaritaville® Online game for Facebook began in October, and the commercial launch is targeted for January 2012. THQ also announced the December 2011 release of its new social/mobile game, Apples to ApplesTM, based upon the popular Mattel family game.

Fiscal 2012 Third Quarter Release Schedule

THQ has announced the following releases scheduled for the third quarter of fiscal 2012:

Title	Platforms

Key Titles

Saints Row®: The ThirdTM	Xbox 360®, PlayStation® 3, PC
uDraw GameTablet®	Xbox 360, PlayStation 3, WiiTM
WWE® '12	Xbox 360, PlayStation 3, Wii

Full Lineup

Apples to ApplesTM	PlayStation Network, Xbox Live®, Facebook, iPhone, iPad, AndroidTM
Disney Princess: Enchanting Storybooks	uDraw GameTablet for Wii, Nintendo DSTM
Deepak Chopra's: LeelaTM	Wii, KinectTM for Xbox 360
Marvel Super Hero Squad: Comic Combat	uDraw GameTablet for Xbox 360, PlayStation 3 and Wii
Marvel Super Hero Squad Infinity Gauntlet 2	Nintendo 3DSTM
Monster HighTM Ghoul SpiritTM	Nintendo DS, Wii
PictionaryTM Ultimate Edition	uDraw GameTablet for Xbox 360 and PlayStation 3
Puss in Boots	Wii, Nintendo DS, PlayStation 3, Kinect for Xbox 360
SpongeBob Surf & Skate Roadtrip	Kinect for Xbox 360, Nintendo DS
WWE® All StarsTM	Nintendo 3DS

Fiscal 2012 Fourth Quarter Release Schedule

THQ has announced the following releases scheduled for the fourth quarter of fiscal 2012:

Title	Platforms

Key Titles

UFC® UndisputedTM 3	Xbox 360, PlayStation 3

Full Lineup

Margaritaville Online	Facebook, iPad, iPhone
Adidas miCoach	Kinect for Xbox 360, PlayStation® Move

Investor Conference Call

THQ will host a conference call to discuss fiscal 2012 second quarter results and fiscal 2012 guidance today at 2:00 p.m. Pacific/5:00 p.m. Eastern. Please dial (877) 356-8075 domestic or (706) 902-0203 international, conference ID 21253670 to listen to the call or visit the THQ Inc. Investor Relations Home page at http://investor.thq.com. The online archive of the broadcast will be available approximately two hours after the live call ends. In addition, a telephonic replay of the conference call will be provided approximately two hours after the live call ends through November 4, 2011 by dialing (855) 859-2056 domestically, or (404) 537-3406 internationally, conference ID 21253670.

Non-GAAP Financial Measures

In addition to results determined in accordance with GAAP, the company discloses certain non-GAAP financial measures that exclude the impact of the following:

•	stock-based compensation expense,

•	certain deferred revenue and related costs,

•	business realignment expense,

•	capitalized interest, and

•	other significant charges and benefits.

Non-GAAP results also include the impact of any foreign currency fluctuations on our available-for-sale investment securities, when classified in equity for GAAP purposes.

For non-GAAP purposes, the company uses a fixed, long-term projected tax rate of 15% to evaluate its operating performance, as well as to forecast, plan and analyze future periods.

THQ may consider whether other significant items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses. The company excludes these items from its non-GAAP financial measures primarily because its management does not believe they reflect the company's primary business, ongoing operating results or future outlook. THQ's management believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its financial condition and results of operations, and helps investors compare actual results to its long-term operating goals as well as to its performance in prior periods. The non-GAAP financial measures included in this earnings release have been reconciled to the comparable GAAP results in the accompanying tables, and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

In addition to the reasons stated above, which are generally applicable to each of the items THQ excludes from its non-GAAP financial measures, the company's management uses certain of the non-GAAP financial measures for the following reasons:

Stock-Based Compensation. THQ does not consider stock-based compensation charges when evaluating the performance of its business or formulating its operating plans. Stock-based compensation charges are subject to significant fluctuation outside of the control of management due to the variables used to estimate the fair value of a share-based payment, such as THQ's stock price, interest rates and the volatility of the company's stock price. Further, when considering the impact of equity award grants, THQ places a greater emphasis on the use of such grants as retention tools for long-term stockholder value creation, as well as overall stockholder dilution, rather than the accounting charges associated with such grants.

Deferred Revenue/Costs. The company defers revenue and related costs from the sale of certain titles that have undelivered elements upon the sale of the game, such as online services, and recognizes that revenue upon the delivery of the undelivered elements or over the estimated service period as applicable. As there is no impact to its operating cash flow, THQ's management excludes the impact of deferred net revenue and costs when evaluating the company's operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, we believe these measures provide a more timely indication of trends in our business, provide comparability with the way our business is measured by analysts, and consistency with industry data sources.

Business Realignment Expense. Although THQ has incurred business realignment expenses in the past, each charge relates to a discrete event based on a unique set of business objectives. THQ's management does not believe these charges reflect the company's primary business, ongoing operating results or future outlook. As such, the company believes it is appropriate to exclude these expenses from its non-GAAP financial measures.

Impact of Capitalized Interest. The company capitalizes interest expense and other financing costs as a component of capitalized software development. THQ's management considers interest cost to be a financing cost in the period in which it is incurred, and thus excludes the impact of the capitalization of interest costs to software development and the subsequent amortization expense when evaluating the company's operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Other significant charges and benefits. THQ does not consider certain significant charges and benefits that are related to discrete events or market conditions to be indicative of ongoing operating results or future outlook. As a result, the company believes it is appropriate to exclude expenses and benefits such as legal settlements or market-related impairments, from its non-GAAP financial measures.

Fiscal Periods

Our fiscal year ends on the Saturday nearest March 31st. For simplicity, we present all fiscal periods as ending on a calendar month end. Our fiscal 2012 second quarter ended on October 1, 2011. Our fiscal 2011 second quarter ended on October 2, 2010.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software. The company develops its products for all popular game systems, personal computers, wireless devices, and the Internet. Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe, and Asia Pacific. More information about THQ and its products may be found at http://www.thq.com. THQ, Homefront, Saints Row: The Third, uDraw, uDraw GameTablet and their respective logos are trademarks and/or registered trademarks of THQ Inc.

Microsoft, Xbox, Xbox 360, Xbox LIVE, the Xbox logos, and the Xbox LIVE Arcade logo are either registered trademarks or trademarks of Microsoft Corporation in the U.S. and/or other countries.

"PlayStation" is a registered trademark of Sony Computer Entertainment Inc.

Wii, Nintendo DS and Nintendo DSi are trademarks of Nintendo.

All other trademarks are property of their respective owners.

THQ Inc. Caution Concerning Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as "THQ"), including, but not limited to, expectations of video game console and software growth, financial guidance, estimated release dates, and the potential for online gaming. These statements are based upon management's current beliefs and certain assumptions made by management. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, business, competitive, economic, legal, political, and technological factors affecting our industry, operations, markets, products, or pricing. Readers should carefully review the risk factors and the information that could materially affect THQ's financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal period ended March 31, 2011 and subsequent Quarterly Reports on Form 10-Q, and particularly the discussion of trends and risk factors set forth therein. Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

###

FINANCIAL TABLES TO FOLLOW

THQ Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2011	2010	2011	2010

Net sales	$146,004	$77,053	$341,157	$226,432
Cost of sales:
Product costs	57,986	35,003	125,049	95,706
Software amortization and royalties	77,893	21,162	142,813	54,515
License amortization and royalties	23,156	9,583	31,295	30,473
Total cost of sales	159,035	65,748	299,157	180,694

Gross profit	(13,031)	11,305	42,000	45,738
Operating expenses:
Product development	27,954	17,900	58,143	34,375
Selling and marketing	37,765	24,023	88,441	57,649
General and administrative	12,037	11,878	24,086	23,722
Restructuring	6,082	(161)	5,942	7
Total operating expenses	83,838	53,640	176,612	115,753

Operating loss	(96,869)	(42,335)	(134,612)	(70,015)
Interest and other income (expense), net	2,467	(3,991)	2,910	(5,581)
Loss before income taxes	(94,402)	(46,326)	(131,702)	(75,596)
Income taxes	(2,017)	659	(872)	1,499
Net loss	$(92,385)	$(46,985)	$(130,830)	$(77,095)

Loss per share — basic	$(1.35)	$(0.69)	$(1.91)	$(1.14)
Loss per share — diluted	$(1.35)	$(0.69)	$(1.91)	$(1.14)

Shares used in per share calculation — basic	68,340	67,813	68,329	67,779
Shares used in per share calculation — diluted	68,340	67,813	68,329	67,779

THQ Inc. and Subsidiaries
Reconciliation of GAAP net loss to Non-GAAP net loss (a)
(In thousands, except per share data)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2011	2010	2011	2010
Net sales	$146,004	$77,053	$341,157	$226,432
Changes in deferred net revenue	(26,394)	(6,658)	(80,308)	4,232
Non-GAAP net sales	$119,610	$70,395	$260,849	$230,664

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2011	2010	2011	2010
Operating loss	$(96,869)	$(42,335)	$(134,612)	$(70,015)
Non-GAAP adjustments affecting operating loss:
Changes in deferred net revenue	(26,394)	(6,658)	(80,308)	4,232
Changes in deferred cost of sales	18,757	1,075	28,155	(179)
Business realignment expenses (b)	44,173	(161)	48,864	7
Stock-based compensation	1,708	1,829	3,339	4,357
Amortization of capitalized interest (c)	1,538	—	2,734	—
Total non-GAAP adjustments affecting operating loss	39,782	(3,915)	2,784	8,417
Non-GAAP operating loss	$(57,087)	$(46,250)	$(131,828)	$(61,598)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2011	2010	2011	2010
Net loss	$(92,385)	$(46,985)	$(130,830)	$(77,095)
Non-GAAP adjustments:
Non-GAAP adjustments affecting operating loss	39,782	(3,915)	2,784	8,417
Mark-to-market adjustments on investments(d)	—	2,524	—	2,524
Capitalized interest expense (c)	(1,421)	—	(2,830)	—
Business realignment expenses (b)	913	—	913	—
Income tax adjustments (e)	6,252	7,817	18,753	11,197
Non-GAAP net loss	$(46,859)	$(40,559)	$(111,210)	$(54,957)

Non-GAAP loss per share — diluted	$(0.69)	$(0.60)	$(1.63)	$(0.81)
___________________
Notes:

(a)	See explanation above regarding the company's practice on reporting non-GAAP financial measures.

(b)
Business realignment expenses in the three months ended September 30, 2011 includes: $17.5 million of software development related to the cancellation of two unannounced titles, $16.0 million of related license costs, $4.6 million of cash charges for severance and other employee-related costs, $4.6 million for contract and lease termination costs, and $2.4 million for the write-off of other long-lived assets.

(c)	Represents interest expense capitalized to software development and subsequent amortization.

(d)
Mark-to-market adjustments, including the impact of changes in foreign currency rates, related to certain of our available-for-sale investment securities; these amounts are recorded in "Accumulated other comprehensive income," a component of stockholders' equity, on our balance sheet until realized.

(e)	For non-GAAP purposes, the company uses a fixed, long-term projected tax rate of 15% to evaluate its operating performance, as well as to forecast, plan and analyze future periods.

THQ Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
(In thousands)

	September 30, 2011	March 31, 2011
ASSETS
Cash and cash equivalents	$51,055	$85,603
Accounts receivable, net of allowances	27,746	161,574
Inventory	21,114	31,905
Licenses	35,763	32,869
Software development	176,642	222,631
Deferred income taxes	7,668	8,200
Income taxes receivable	1,379	—
Prepaid expenses and other current assets	44,836	56,908
Total current assets	366,203	599,690
Property and equipment, net	26,327	28,960
Licenses, net of current portion	79,640	85,367
Software development, net of current portion	49,977	49,858
Deferred income taxes	516	516
Other long-term assets, net	9,710	10,014
TOTAL ASSETS	$532,373	$774,405

LIABILITIES AND EQUITY
Accounts payable	$71,050	$100,550
Accrued and other current liabilities	145,278	137,922
Deferred revenue, net	58,933	141,060
Total current liabilities	275,261	379,532
Other long-term liabilities	83,731	88,042
Convertible senior notes	100,000	100,000
Total liabilities	458,992	567,574
Total stockholders' equity	73,381	206,831
TOTAL LIABILITIES AND EQUITY	$532,373	$774,405

THQ Inc. and Subsidiaries
Unaudited Supplemental Financial Information
(In thousands)

	Three Months Ended				Six Months Ended
Platform Revenue Mix	September 30, 2011		September 30, 2010		September 30, 2011		September 30, 2010
Consoles
Microsoft Xbox 360	$36,098	30.2%	$10,996	15.6%	$87,640	33.6%	$61,211	26.5%
Sony PlayStation 3	28,115	23.5	8,953	12.7	63,897	24.5	61,747	26.8
Nintendo Wii	15,503	13.0	13,011	18.5	34,527	13.2	32,171	13.9
Sony PlayStation 2	1,292	1.1	1,903	2.7	2,311	0.9	6,606	2.9
	81,008	67.8	34,863	49.5	188,375	72.2	161,735	70.1
Handheld
Nintendo Dual Screen	17,677	14.8	17,246	24.5	38,961	14.9	36,912	16.0
Sony PlayStation Portable	1,974	1.6	6,862	9.8	4,096	1.6	11,203	4.9
Wireless	730	0.6	1,499	2.1	1,466	0.6	3,088	1.3
	20,381	17.0	25,607	36.4	44,523	17.1	51,203	22.2

PC	18,221	15.2	9,925	14.1	27,951	10.7	17,726	7.7
Non-GAAP net sales	119,610	100.0%	70,395	100.0%	260,849	100.0%	230,664	100.0%
Changes in deferred net revenue	26,394		6,658		80,308		(4,232)
Net sales	$146,004		$77,053		$341,157		$226,432

Geographic Revenue Mix
Domestic	$68,757	57.5%	$41,111	58.4%	$156,500	60.0%	$149,137	64.7%
Foreign	50,853	42.5	29,284	41.6	104,349	40.0	81,527	35.3
Non-GAAP net sales	119,610	100.0%	70,395	100.0%	260,849	100.0%	230,664	100.0%
Changes in deferred net revenue	26,394		6,658		80,308		(4,232)
Net sales	$146,004		$77,053		$341,157		$226,432